UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2020

ZOOM TELEPHONICS, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53722	04-2621506
(Commission File Number)	(I.R.S. Employer Identification No.)

101 Arch Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 423-1072
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K, filed on December 7, 2020 (the “Original Report”). This Amendment is being filed for the sole purpose of providing inadvertently omitted information under Item 3.02 from the Original Report. The full text of the Original Report is repeated in this Amendment for convenience, but has not been modified from the text of the Original Report except solely to include the omitted information under Item 3.02 as described above.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On December 4, 2020, Zoom Telephonics, Inc. (the “Company”), completed its previously announced acquisition by merger of Minim Inc. (“Minim”). The merger implied a valuation to Minim of approximately $30 million.

Item 3.02    Unregistered Sales of Equity Securities.

The information in Item 1.01 of the Company’s Current Report on Form 8-K, filed on November 11, 2020 is incorporated herein by reference.

On December 4, 2020, the Company issued an aggregate of 10,784,534 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), each share valued at $2.3498, as a result of the merger. As a result of the merger transaction, the number of shares outstanding of Common Stock, as of December 4, 2020, was 34,927,656 shares.

In addition, the Company shall issue to each holder of Minim stock options, new Company stock options that are substantially equivalent and on the same terms as the respective holder’s prior Minim stock options. Each such Company stock option shall be an option to acquire that number of whole shares of Common Stock (rounded down to the nearest whole share) equal to the product of: (i) the number of shares of Minim common stock subject to such Minim stock option; and (ii) 0.80106, and at an exercise price per share of Common Stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the exercise price per share of Minim common stock of such Minim stock option by (B) 0.80106.

The issuance of these securities was made in reliance on the exemption provided by Rule 506(b) of Regulation D of the Securities Act of 1933, as amended. The Company’s reliance upon Rule 506(b) in issuing the securities was based upon the following factors: (i) the Common Stock issued was offered and sold to only 32 investors, all of which are accredited investors, except for four individuals; (ii) there was no general solicitation or general advertising related to this issuance; (iii) each of the persons who received these unregistered securities had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risk of the receipt of these securities, and they were knowledgeable about the Company’s operations and financial condition; (iv) no underwriter participated in, nor did the Company pay any commissions or fees to any underwriter in connection with the transaction; (v) each stop transfer instructions were imposed in respect of the securities issued, all of which are uncertificated and the agreement and plan of merger for the transaction imposed securities transfer restrictions on the recipients of the securities; and (vii) no investment decision was made by the four individuals who received Common Stock. In addition, the conversion of Minim options into Company options did not involve a “sale” or “offer to sell” for purposes of the Securities Act of 1933, as amended.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Directors

On December 4, 2020, the Board of Directors (the “Board”) of the Company accepted the resignations of David Allen and Peter Sykes. Mr. Allen was a member and the chair of the Compensation Committee of the Board and, by resigning from the Board, also resigned from such committee. Mr. Sykes was a member of the Audit Committee of the Board and, by resigning from the Board, also resigned from such committee.

 The resignations of each of Messrs. Allen and Sykes was not the result of any disagreement with the Company, its management, the Board or any committee of the Board, or with respect to any matter relating to the Company’s operations, policies or practices.

Appointment of New Directors

On December 4, 2020, the Board approved an increase in the size of the Board to eight members and elected each of David Aronoff, Daniel Artusi, Graham Chynoweth, Elizabeth Hitchcock and Sandra Howe to fill certain vacancies, including those left by Messrs. Allen and Sykes.

Mr. Aronoff is a General Partner of Flybridge Capital Partners and board member of Draaper Laboratories and BetterCloud. Mr. Artusi is a board member of MaxLinear, Inc. (NYSE: MXL), VisIC-Tech, and GenXComm. Mr. Chynoweth has been the Chief Executive Officer of Minim, since June 2019. Ms. Hitchcock is a co-founder of Minim. Ms. Howe is a technology executive, previously with ARRIS, Cisco, and Technetix.

Messrs. Aronoff and Chynoweth, and Ms. Hitchcock were each stockholders of Minim. As a result of the merger, each such individual, either directly or through an affiliate, is now a stockholder of the Company. Other than the merger, there are no other transactions in which each such individual has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K. Ms. Hitchcock was elected to the Board following her being designated to serve on the Board by Zulu Holdings LLC pursuant to the board designation rights granted under that certain Stock Purchase Agreement, dated as of May 3, 2019, by and among the Company and the accredited investors named therein. Ms. Hitchcock is the spouse of Jeremy Hitchcock, the Chairman of the Board. Other than the merger and the previously disclosed transactions involving Zulu Holdings LLC, as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on June 4, 2020 or in a Form 8-K of the Company filed with the SEC subsequent thereto, which disclosures of any such transactions are incorporated herein by reference, there are no other transactions in which Ms. Hitchcock has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K. Neither Mr. Artusi nor Ms. Howe has any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or officer. There are no transactions in which either Mr. Artusi and Ms. Howe have an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Appointment of New Officers

In connection with the merger and effective as of December 4, 2020, the Board appointed each of Mr. Chynoweth, age 42, as the Company’s Chief Executive Officer of the Company; Sean Doherty, age 39, as the Company’s Chief Financial Officer; and Ms. Nicole Hayward Zheng, age 35, as the Company’s Chief Marketing Officer.

Mr. Chynoweth has been the Chief Executive Officer of Minim since June 2019. Prior to Minim, he served as Chief Membership Officer for Advanced Regenerative Manufacturing Institute (ARMI) from January 2017 to June 2019, and Executive Vice President & Chief Operating Officer of SilverTech, Inc. from January 2015 to December 2016. Mr. Chynoweth was also the Chief Operating Officer of Dyn from November 2005 to December 2014. He has also served as a Founding Board Member, and member of the compensation, governance, and audit committees of Primary Bank (OTCPK: PRMY) since November 2014, and as a director for PT United, LLC since August 2016. Mr. Chynoweth holds a JD from Duke University School of Law, an MA in Public Policy from Duke University, and a BA in political science from the University of California, Berkeley.

Mr. Doherty replaces Jacquelyn Barry Hamilton as the Company’s Chief Financial Officer. Mr. Doherty has been the Senior Vice President, Finance of Minim, since May 2020. Prior to joining Minim, he was the Managing Member at Pulpit Rock Consulting from August 2019 to October 2020. From October 2018 to July 2019, Mr. Doherty was a Director, Financial Planning & Analysis at Bottomline Technologies, Inc. (NASDAQ: EPAY). Prior to his time at Bottomline, Mr. Doherty was the Senior Manager of Finance at Dyn and then at Oracle Corporation (NYSE: ORCL) from March 2012 to October 2018. He has also served on the Board of Directors and Finance Committee of The Visiting Nurse Association of Southern New Hampshire since April 2017. Mr. Doherty holds a B.S. in Economics and Finance from Southern New Hampshire University as well as an MBA in Finance and International Business from Northeastern University.

Ms. Hayward Zheng is a co-founder of Minim and has been the Chief Marketing Officer and Chief Product Officer of Minim, since April 2018. Ms. Hayward Zheng was recognized in Entrepreneur as a Top Female Founder in the United States in July 2020. Prior to Minim, she was the Chief Marketing Officer at Antidote Technologies from April 2017 to April 2018, and at OnSIP from February 2010 to April 2017. She has served as a board member of Alliance of Channel Women, a nonprofit on a mission to advance careers for women in the telecom and broadband services sector, from January 2013 to November 2016. Ms. Hayward Zheng holds a B.S. in Materials Science Engineering and B.S. in Engineering and Public Policy from Carnegie Mellon University, as well as business certifications from The Wharton School Online.

Other than in connection with their positions at Minim, there are no related party transactions between the Company and any of Messrs. Chynoweth and Doherty, or Ms. Hayward Zheng, and no such individual is related to, or has any relationship with, any existing member of the Board or any executive officer of the Company.

Item 7.01 Regulation FD Disclosure.

On December 7, 2020, the Company issued a press release announcing the consummation of the merger, the resignation of certain directors, and the appointment of new directors and officers of the Company. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 to this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information in this Item 7.01 (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
99.1	Press release of Zoom Telephonics, Inc., dated December 7, 2020 (incorporated by reference to Exhibit 99.1 to the Company’s Form 8-K filed on December 7, 2020).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM TELEPHONICS, INC.

Dated: December 17, 2020	By:	/s/ Sean Doherty
Sean Doherty
Chief Financial Officer